UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2023

Aramark

(Exact name of registrant as specified in its charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ARMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Current Chief Financial Officer and Appointment of New Chief Financial Officer

On December 11, 2023, Aramark (the “Company”) announced that Thomas Ondrof, Executive Vice President and Chief Financial Officer, will retire on January 12, 2024 and James Tarangelo, currently the Company’s Senior Vice President, Finance and Treasurer, will become Senior Vice President and Chief Financial Officer, effective January 13, 2024. Mr. Ondrof will continue to be employed as a Strategic Advisor to the Company through May 2024.

In his current role, Mr. Tarangelo, age 50, leads the Company’s operations in global treasury and capital markets, financial planning and analysis, mergers and acquisitions and tax and has served in that role since July 2020. Prior to that, Mr. Tarangelo served as Vice President and Treasurer since November 2016 and before that Mr. Tarangelo served in positions of increasing responsibility in finance at the Company from 2003 including as Vice President, Finance, International, CFO, Emerging Markets and CFO, South America. Before Aramark, Mr. Tarangelo was previously employed at both Pricewaterhouse Coopers and Legg Mason. Mr. Tarangelo received an MBA degree from the Wharton School of the University of Pennsylvania and an undergraduate degree in business and economics at Lafayette College. Other than the Employment Agreement (as defined and described below), there are no other arrangements or understandings between Mr. Tarangelo and any other persons pursuant to which he was appointed to the office described above, there is no family relationship between Mr. Tarangelo and any of the Company’s directors or executive officers, and Mr. Tarangelo does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Tarangelo

On December 11, 2023, in connection with his appointment as Chief Financial Officer of the Company, Mr. Tarangelo entered into an offer letter agreement and an agreement relating to employment and post-employment competition (together, the “Employment Agreement”) with the Company. Pursuant to the Employment Agreement, Mr. Tarangelo’s initial annual base salary will be $625,000 and his target bonus will be 85% of his base salary, with his actual bonus to be determined under the Company’s applicable bonus plan and pro-rated based on his periods of service as Senior Vice President Finance and Treasurer and Chief Financial Officer in respect of fiscal year 2024. Pursuant to the Employment Agreement, Mr. Tarangelo will be entitled to five weeks’ paid vacation and will be eligible to participate in certain Company health and welfare plans and programs as well as the Company’s Savings Incentive Retirement Plan and Deferred Compensation Plan. In addition, Mr. Tarangelo will be entitled to Company-paid financial planning services, a monthly car allowance of $1,100 and Company-provided parking, all on the same terms as other Company senior executives.

The Company will also recommend to the Compensation and Human Resources Committee of the Board that Mr. Tarangelo be granted the equity awards in respect of the Company’s fiscal year 2024 long-term incentive compensation program upon Mr. Tarangelo’s commencement of service as Chief Financial Officer, in the same forms and on substantially the same vesting terms as those granted to other executives in November 2023 in connection with the Company’s annual long-term incentive grant program, having the following grant date fair values: (i) $405,000 in non-qualified stock options that vest in equal annual installments over 4 years, (ii) $270,000 in time-based restricted stock units that vest in equal annual installments over 4 years, and (iii) $675,000 in performance stock units that cliff vest at the end of fiscal year 2027 subject to achievement at target of performance metrics established for the FY2024-2026 performance cycle in accordance with the terms established by the Company’s Compensation Committee in November 2023.

Under the Employment Agreement, upon a termination by the Company for any reason other than “Cause” other than within two years after a “Change of Control” (each as such term is defined in the Employment Agreement), Mr. Tarangelo would be entitled to: (i) severance payments equal to his monthly base salary and target annual incentive compensation for 18 months after such termination, (ii) pro rata bonus for the year of termination at the time of the regular bonus payment based on actual performance outcomes, (iii) participation in basic medical and life insurance programs during the period over which he receives severance payments with his share of premiums deducted from severance payments, (iv) continuation of monthly car allowance payments during the severance period and (v) reimbursement for professional outplacement services incurred during the applicable severance period in an amount not to exceed 10% of his salary at the time of termination. Under the Employment Agreement, upon a termination without “Cause” by the Company or for “Good Reason” that occurs within the two-year period after a Change of Control or, in the case of a termination at the request of a third party involved in a Change in Control or otherwise in connection with or in anticipation of a Change in Control, prior to such change in Control, Mr. Tarangelo is entitled to receive (i) a payment equal to 2.0 times his base salary (in effect on the date of the Change of Control or on the date of termination, whichever is higher), payable in regular installments over two years, (ii) a payment equal to 2.0 times his target bonus (in effect on the date of the Change of Control or on the date of termination, whichever is higher), payable in regular installments over two years, (iii) a lump sum payment equal to a pro-rata portion of his target annual bonus for the year of termination, (iv) continued participation in the Company’s medical, disability and life insurance programs during the period over which he receives severance payments, (v) outplacement counseling for 24 months after such termination and (vi) continuation of monthly car allowance payments for a period of 24 months. In all instances, Mr. Tarangelo’s equity awards will be treated in accordance with the terms of the applicable plans and agreements. Finally, the Employment Agreement generally provides for perpetual non-disclosure and non-disparagement covenants and 24-month post-employment noncompetition, nonsolicitation and non-hire covenants, which noncompetition covenant applies for 18 months if Mr. Tarangelo’s employment is terminated without Cause by the Company at any time or for Good Reason by Mr. Tarangelo at any time following a Change in Control.

In addition to Mr. Tarangelo’s entitlements under the Employment Agreement, Mr. Tarangelo has entered into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its executive officers.

The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to Mr. Tarangelo’s offer letter agreement and agreement relating to employment and post-employment competition, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Strategic Advisor Agreement with Mr. Ondrof

On December 7, 2023, Mr. Ondrof notified the Company of his intention to retire on January 12, 2024 and, in connection therewith, on December 11, 2023, Mr. Ondrof and the Company entered into a letter agreement (the “Letter Agreement”) setting forth the terms of Mr. Ondrof’s service as Strategic Advisor. As provided in the Letter Agreement, including as applicable in accordance with the terms of the Amended and Restated Agreement Relating to Employment and Post-Employment Competition between the Company and Mr. Ondrof dated July 16, 2020 (the “Noncompete Agreement”) and subject to Mr. Ondrof’s continued compliance with noncompete covenants contained in the Noncompete Agreement, Mr. Ondrof will receive: (i) an amount equal to $5,000 per two-week pay period through May 31, 2024 and (ii) continued participation in the Company’s basic group medical, dental and vision programs at the active employee rate until the earlier of the date on which Mr. Ondrof attains age 65 and the date on which he elects to participate in plans of a new employer (provided Mr. Ondrof does not violate certain restrictive covenants).

The foregoing summary description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached as Exhibit 10.3 and incorporated by reference.

Item 7.01.	Regulation FD Disclosure

On December 11, 2023, the Company issued a press release announcing Mr. Ondrof’s retirement as Executive Vice President, Chief Financial Officer and the appointment of Mr. Tarangelo as Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits. The following exhibits are filed as part of this report:

10.1	Offer Letter, dated as of December 11, 2023, by and between James Tarangelo and Aramark.

10.2	Agreement relating to Employment and Post-Employment Competition, dated as of December 11, 2023, by and between James Tarangelo and Aramark.

10.3	Letter Agreement, dated as of December 11, 2023, by and between Thomas Ondrof and Aramark

99.1	Press Release, issued December 11, 2023.

104	Cover Page Interactive

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2023

Aramark

By:	/s/ Lauren A. Harrington
Name: Lauren A. Harrington
Title: Senior Vice President and General Counsel